Exhibit 99.1

McDermott reports Second Quarter 2009 Results;

Net Income of $92.6 million, $0.40 per fully diluted share

Backlog Remains at Near-Record Levels at $9.5 Billion; Highest Income Level of Last 4 Quarters

HOUSTON--(BUSINESS WIRE)--August 10, 2009--McDermott International, Inc. (NYSE:MDR) (“McDermott” or the “Company”) today reported net income of $92.6 million, or $0.40 per diluted share, for the 2009 second quarter, compared to its record quarter of $177.5 million, or $0.77 per diluted share, in the corresponding period of 2008. Weighted average common shares outstanding on a fully diluted basis were approximately 233.1 million and 230.4 million in the quarters ended June 30, 2009 and June 30, 2008, respectively.

McDermott’s revenues in the second quarter of 2009 were $1,565.0 million, compared to $1,792.6 million in the corresponding period in 2008. The decrease in consolidated revenues was primarily due to a lower level of activity in the Power Generation Systems segment, partially offset by increased revenues in the Government Operations segment.

The Company’s operating income in the 2009 second quarter was $147.7 million, compared to $231.1 million in the 2008 second quarter. Notwithstanding a 35.2 percent year-over-year increase in Government Operations’ segment income, McDermott’s 2009 second quarter operating income declined compared to a year ago due to a predominantly non-cash increase of $21.9 million in consolidated pension plan expense and reduced levels of segment income from both Power Generation Systems and Offshore Oil & Gas Construction.

“McDermott delivered solid results in the 2009 second quarter and produced the highest level of quarterly income since the second quarter of 2008,” said John A. Fees, Chief Executive Officer of McDermott. “While the markets we serve lack conviction due to worldwide economic conditions, the Company’s bidding activity remains good, particularly in oil and gas, our liquidity improved sequentially to over $1 billion, and McDermott’s backlog remains strong.”

At June 30, 2009, McDermott’s consolidated backlog was $9.5 billion, compared to $9.8 billion and $10.0 billion at June 30, 2008 and March 31, 2009, respectively.

RESULTS OF OPERATIONS

2009 Second Quarter Compared to 2008 Second Quarter

Offshore Oil & Gas Construction Segment

Revenues in the Offshore Oil & Gas Construction segment were $832.7 million in the 2009 second quarter, compared to $872.3 million for the same period a year ago. Increased revenues in the Middle East region were more than offset by reduced levels in other regions. Approximately 40 percent of the total 2009 second quarter revenues were derived from the Middle East projects in Qatar.

Segment income for the 2009 second quarter was $67.8 million, compared to $98.0 million in the 2008 second quarter. Major areas contributing to second quarter 2009 segment income include the Middle East, Asia Pacific and Americas regions.

At June 30, 2009, segment backlog was $4.7 billion, compared to backlog of $5.3 billion and $5.0 billion at June 30, 2008 and March 31, 2009, respectively.

Power Generation Systems Segment

Revenues in the Power Generation Systems segment for the second quarter of 2009 were $471.6 million, compared to $698.1 million in the second quarter of 2008. The year-over-year decrease was predominantly due to reduced activity on customers’ major capital projects including new power plant construction and retrofits of existing power plants.

Segment income for the 2009 second quarter was $43.9 million, compared to $106.0 million in the 2008 second quarter. Major activities contributing to second quarter 2009 segment income include the supply and construction of new boilers and environmental equipment, commercial nuclear manufacturing, inspection and maintenance, retrofit projects of existing facilities, and related parts and services.

At June 30, 2009, segment backlog was $2.2 billion, compared to backlog of $3.0 billion and $2.2 billion at June 30, 2008 and March 31, 2009, respectively.

Government Operations Segment

Revenues in the Government Operations segment were $261.4 million in the 2009 second quarter, compared to $225.8 million for the same period a year ago. The increase in revenues, as compared to the same period a year ago, was primarily due to activities in the manufacture of nuclear components and nuclear fuels for certain U.S. Government programs, including the revenues from Nuclear Fuel Services which was acquired in December 2008.

Segment income for the 2009 second quarter was $57.5 million, compared to $42.5 million in the 2008 second quarter. Major items contributing to second quarter 2009 segment income include contracts for the downblending of high-enriched uranium, the manufacture of nuclear components and nuclear fuels for certain U.S. Government programs, the manufacture of nuclear components for a commercial uranium enrichment project, and the management and operations of various U.S. Government sites.

At June 30, 2009, segment backlog was $2.6 billion, compared to backlog of $1.5 billion and $2.7 billion at June 30, 2008 and March 31, 2009, respectively.

Corporate & Other Income and Expense

Unallocated corporate expenses were $21.4 million in the 2009 second quarter, compared to $15.4 million in the 2008 second quarter. The year-over-year increase is predominantly due to increased pension expense.

The Company’s other expense for the second quarter of 2009 was $5.2 million, compared to other income of $10.0 million in the second quarter of 2008. The $15.2 million decline was predominantly due to increased non-cash, foreign currency translation charges, as well as reduced net interest income.

Upcoming Investor Events

Members of the Company’s management will be in Chicago later this week to participate at the Jefferies & Co. Fifth Annual Industrial CEO Summit on Wednesday, August 12, 2009 and the UBS Engineering & Construction One-on-One Conference on Thursday, August 13, 2009. The presentation to be used during these meetings will be available for a limited time over the internet at www.mcdermott.com in the investor relations section on the morning of August 12, 2009.

OTHER INFORMATION

About the Company

McDermott is an engineering and construction company, with specialty manufacturing and service capabilities, focused on energy infrastructure. McDermott’s customers are predominantly utilities and other power generators, major and national oil companies, and the United States Government. With its global operations, McDermott operates in over 20 countries with more than 25,000 employees.

Forward Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact the Company’s actual results of operations. These forward-looking statements include statements about backlog, to the extent backlog may be viewed as an indicator of future revenues. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including adverse changes in the markets in which we operate or credit markets, our inability to successfully execute on contracts in backlog and changes in the scope or timing of contracts in backlog. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K.

Conference Call to Discuss Second Quarter 2009 Earnings Release

Date: Tuesday, August 11, 2009, at 10:00 a.m. EDT (9:00 a.m. CDT)

Live Webcast: Investor Relations section of Web site at www.mcdermott.com

Replay: Available for two weeks in the investor relations section of www.mcdermott.com

McDERMOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$1,564,999	$1,792,646	$3,058,262	$3,243,072

Costs and Expenses:
Cost of operations	1,275,058	1,432,736	2,503,680	2,621,432
Gains on asset disposals – net	(1,897)	(17)	(656)	(11,460)
Selling, general and administrative expenses	153,195	138,055	294,589	264,786
Total Costs and Expenses	1,426,356	1,570,774	2,797,613	2,874,758

Equity in Income of Investees	9,097	9,252	18,297	19,922

Operating Income	147,740	231,124	278,946	388,236

Other Income (Expense):
Interest income (expense) - net	4,987	8,186	6,844	18,641
Other income (expense) – net	(10,201)	1,843	(20,971)	(2,097)
Total Other Income	(5,214)	10,029	(14,127)	16,544

Income before Provision for Income Taxes	142,526	241,153	264,819	404,780

Provision for Income Taxes	44,645	63,602	88,523	103,982

Net Income	97,881	177,551	176,296	300,798

Less: Net Income Attributable to Noncontrolling Interest	(5,326)	(12)	(6,049)	(69)

Net Income Attributable to McDermott International, Inc.	$92,555	$177,539	$170,247	$300,729

Earnings per Share:
Basic:
Net Income Attributable to McDermott International, Inc.	$0.40	$0.78	$0.74	$1.33
Diluted:
Net Income Attributable to McDermott International, Inc.	$0.40	$0.77	$0.73	$1.31

Shares used in the computation of earnings per share :
Basic	229,273,441	226,862,500	228,794,113	226,247,335
Diluted	233,105,949	230,408,760	232,846,098	230,260,810

McDERMOTT INTERNATIONAL, INC.
SELECTED SEGMENT INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited); (In thousands)
REVENUES
Offshore Oil and Gas Construction	$832,700	$872,268	$1,541,224	$1,518,217
Government Operations	261,397	225,764	518,502	416,358
Power Generation Systems	471,591	698,071	1,000,164	1,314,369
Adjustments and Eliminations	(689)	(3,457)	(1,628)	(5,872)
TOTAL	$1,564,999	$1,792,646	$3,058,262	$3,243,072

SEGMENT INCOME (LOSS)
Offshore Oil and Gas Construction	$67,802	$98,009	$112,840	$150,934
Government Operations	57,473	42,503	103,225	80,453
Power Generation Systems	43,865	105,985	102,024	182,243
	$169,140	$246,497	$318,089	$413,630
Corporate	(21,400)	(15,373)	(39,143)	(25,394)
OPERATING INCOME (LOSS)	$147,740	$231,124	$278,946	$388,236

EQUITY IN INCOME (LOSS) OF INVESTEES (1)
Offshore Oil and Gas Construction	$(1,056)	$(996)	$(2,201)	$(1,750)
Government Operations	8,652	10,798	17,354	19,547
Power Generation Systems	1,501	(550)	3,144	2,125
TOTAL	$9,097	$9,252	$18,297	$19,922
PENSION EXPENSE (1)
Offshore Oil and Gas Construction	$2,186	$1,665	$4,363	$3,330
Government Operations	12,159	4,061	24,317	8,122
Power Generation Systems	15,409	5,979	30,724	12,005
Corporate	4,572	732	9,170	1,465
TOTAL	$34,326	$12,437	$68,574	$24,922

DEPRECIATION & AMORTIZATION (1)
Offshore Oil and Gas Construction	$20,214	$21,041	$39,974	$41,004
Government Operations	10,307	5,660	21,550	11,226
Power Generation Systems	4,619	5,398	8,954	10,895
Corporate	751	307	1,435	592
TOTAL	$35,891	$32,406	$71,913	$63,717

RESEARCH & DEVELOPMENT, NET (1)	$10,902	$9,751	$21,142	$18,759
CAPITAL EXPENDITURES
Offshore Oil and Gas Construction	$47,774	$47,309	$89,133	$94,546
Government Operations	8,751	4,419	13,997	5,930
Power Generation Systems	7,838	5,513	20,171	12,717
Corporate	3,635	3,866	6,085	7,200
TOTAL	$67,998	$61,107	$129,386	$120,393

BACKLOG
Offshore Oil and Gas Construction	$4,688,467	$5,272,195	$4,688,467	$5,272,195
Government Operations	2,613,532	1,501,854	2,613,532	1,501,854
Power Generation Systems	2,221,966	2,998,212	2,221,966	2,998,212
TOTAL	$9,523,965	$9,772,261	$9,523,965	$9,772,261

(1) Included in Segment Income Above

McDERMOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2009	2008
	(Unaudited)
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$671,299	$586,649
Restricted cash and cash equivalents	81,229	50,536
Investments	20,187	131,515
Accounts receivable – trade, net	731,419	712,055
Accounts and notes receivable – unconsolidated affiliates	1,268	1,504
Accounts receivable – other	87,929	139,062
Contracts in progress	381,196	311,713
Inventories	120,130	128,383
Deferred income taxes	103,568	97,069
Other current assets	67,228	58,499

Total Current Assets	2,265,453	2,216,985

Property, Plant and Equipment	2,362,922	2,234,050
Less accumulated depreciation	1,210,203	1,155,191

Net Property, Plant and Equipment	1,152,719	1,078,859

Investments	279,948	319,170

Goodwill	299,168	298,265

Deferred Income Taxes	264,018	335,877

Investments in Unconsolidated Affiliates	78,082	70,304

Other Assets	270,806	282,233

TOTAL	$4,610,194	$4,601,693

McDERMOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30,	December 31,
	2009	2008
	(Unaudited)
	(In thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current maturities of long-term debt	$3,780	$9,021
Accounts payable	487,396	551,435
Accrued employee benefits	236,075	205,521
Accrued liabilities – other	207,630	217,486
Accrued contract cost	128,807	97,041
Advance billings on contracts	816,948	951,895
Accrued warranty expense	128,195	120,237
Income taxes payable	50,608	55,709

Total Current Liabilities	2,059,439	2,208,345

Long-Term Debt	5,896	6,109

Accumulated Postretirement Benefit Obligation	105,464	107,567

Self-Insurance	93,988	88,312

Pension Liability	644,746	682,624

Other Liabilities	141,540	192,223

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $1.00 per share, authorized 400,000,000 shares; issued 236,239,688 and 234,174,088 shares at June 30, 2009 and December 31, 2008, respectively	236,240	234,174
Capital in excess of par value	1,274,112	1,252,848
Retained earnings	734,838	564,591
Treasury stock at cost, 5,746,871 and 5,840,314 shares at June 30, 2009 and December 31, 2008, respectively	(67,779)	(63,026)
Accumulated other comprehensive loss	(624,660)	(672,415)
Stockholders’ Equity – McDermott International, Inc.	1,552,751	1,316,172
Noncontrolling interest	6,370	341
Total Stockholders’ Equity	1,559,121	1,316,513

TOTAL	$4,610,194	$4,601,693

McDERMOTT INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2009	2008
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$176,296	$300,798
Non-cash items included in net income:
Depreciation and amortization	71,913	63,717
Income of investees, less dividends	(4,012)	(8,528)
Gains on asset disposals – net	(656)	(11,460)
Provision for deferred taxes	55,221	63,547
Amortization of pension and postretirement costs	44,094	20,266
Excess tax benefits from FAS 123(R) stock-based compensation	(235)	(3,388)
Other, net	26,725	21,193
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(19,918)	(35,782)
Income tax receivable	56,177	(2,661)
Net contracts in progress and advance billings on contracts	(205,376)	(360,000)
Accounts payable	(69,860)	26,321
Income taxes	(10,093)	3,002
Accrued and other current liabilities	24,466	22,743
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(12,567)	(129,834)
Other, net	(29,155)	(56,374)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	103,020	(86,440)
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash and cash equivalents	(30,693)	(5,239)
Purchases of property, plant and equipment	(129,386)	(120,393)
Net (increase) decrease in available-for-sale securities	148,725	(124,729)
Proceeds from asset disposals	2,311	12,013
Other, net	(2,117)	(2,048)
NET CASH USED IN INVESTING ACTIVITIES	(11,160)	(240,396)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of long-term debt	(5,419)	(4,525)
Issuance of common stock	342	7,467
Payment of debt issuance costs	(45)	(1,564)
Excess tax benefits from FAS 123(R) stock-based compensation	235	3,388
Other, net	(64)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(4,951)	4,766
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(2,259)	(683)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	84,650	(322,753)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	586,649	1,001,394
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$671,299	$678,641

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest (net of amount capitalized)	$2,548	$4,006
Income taxes (net of refunds)	$(16,903)	$43,981

CONTACT:
McDermott Investor Relations & Corporate Communications
Jay Roueche, 281-870-5462
Vice President
jroueche@mcdermott.com
Robby Bellamy, 281-870-5165
Director
rbellamy@mcdermott.com